Exhibit 10.1

BIONIK LABORATORIES CORP.

PROMISSORY NOTE

Principal Amount: US$2,000,000.00	Issue Date: March 23, 2020

Bionik Laboratories Corp., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Celeste Management (the “Holder”), the principal amount of Two Million Dollars (US$2,000,000.00) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. This Note shall bear interest at a fixed rate of 1.0% per month, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable as set forth herein. Except as set forth herein, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

1.       Definitions.

1.1       Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Additional Loan” means one or more loans from other stockholders of the Company or their affiliates, on terms similar or substantially similar to the terms of this Note.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Holder” means the Person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Interest Payment Date” means, with respect to (a) one-half (1/2) of the accrued interest, each three (3) month anniversary of the Issue Date (the “Quarterly Payments”) and (b) one-half (1/2) of the accrued interest, the Maturity Date (the “Maturity Date Payment”).

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the earlier of (i) March 31, 2022 and (ii) the date of receipt of a minimum of US$5,000,000 from a Subsequent Financing.

“Note” means this Note, as amended, modified or restated.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Subsequent Financing” means any equity or debt financing of the Company subsequent to the Issue Date; provided, however, that none of the following shall be deemed an equity or debt financing: (a) any Additional Loan; and (b) any loan, grant, funding or other payment from a domestic or foreign government or governmental entity (whether international, federal, state, local or otherwise) (this clause (b), a “Government Loan”).

2.       GENERAL PROVISIONS.

2.1       Interest Payment. Subject to the remainder of this Section 2.1, the Company shall pay on each Interest Payment Date, the applicable interest payment computed in accordance with the provisions of this Note. Notwithstanding the foregoing, the interest shall be payable as follows:

(a)       The Quarterly Payments shall be payable in cash commencing on the six (6) month anniversary of the Issue Date (or the nine (9) month anniversary of the Issue Date if as of such six (6) month anniversary the World Health Organization or a corresponding government or government agency still categorizes or deems COVID-19 or the novel corona virus as a pandemic or outbreak) (the “First Interest Payment Date”), with the Quarterly Payments accruing for the first (or first two, as the case may be) Interest Payment Dates (i.e., for the period ending on the three (3) month anniversary of the Issue Date (or periods ending on the three (3) month and six (6) month anniversaries of the Issue Date, as the case may be); the “Deferred Interest Payments”) nevertheless being payable, without further interest thereon, pro rata from the First Interest Payment Date through the Maturity Date (i.e., the payment on the First Interest Payment Date shall be the accrued and unpaid interest from the beginning of the three month period ending on the First Interest Payment Date through the First Interest Payment Date plus the pro rata amount of the Deferred Interest Payments assuming such amount is paid pro rata over the last seven (or six, as the case may be) quarters of the Loan term); and

(b)       The Maturity Date Payment shall be payable, at the option of the Holder, either in cash, or shares of Bionik common stock (“Interest Shares”) at a price per share equal to the price per share of the Company’s then most recent capital raise or debt conversion, or any other valuation as agreed in writing between the Holder and the Company (the election of the Holder to pay the Maturity Date Payment in shares of common stock, the “Conversion Election”).

2.2       Delivery of Conversion Shares Upon Optional Conversion of Interest.

(a)       As soon as is practicable after the Maturity Date upon a Conversion Election, the Company shall deliver to the Holder a certificate or certificates evidencing the Interest Shares issuable to the Holder.

(b)       The issuance of certificates for Interest Shares, if applicable, shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of the Interest Shares. Upon any issuance of Interest Shares, the Company shall take all such actions as are necessary in order to ensure that the Interest Shares so issued shall be validly issued, fully paid and nonassessable.

(c)       No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of the Maturity Date Payment would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number.

2.3       Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.4       Prepayment. This Note may be prepaid by the Company in whole or in part in its sole discretion.

3.       STATUS.

3.1       Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder.

4.       COVENANTS.

4.1       Additional Loan. The Company shall use its best efforts to consummate one or more Additional Loans aggregating between US$1,500,000 and US$2,000,000, by the end of the two (2) month anniversary of the Issue Date.

4.2       Use of Proceeds. The Principal Amount shall be used for general working capital of the Company.

4.3       Priority of Repayment. The Company covenants and agrees that it shall not enter into any loan that provides for repayment terms senior to the loan evidenced by this Note; provided that the limitations of this Section 4.3 shall not apply to any Government Loan.

4.4       In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding, if any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

5.       REPRESENTATIONS AND WARRANTIES.

5.1       The Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to Holder that:

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)       All corporate action has been taken on the part of the Company, its directors and/or stockholders necessary for the authorization, execution and delivery of this Note. The Company has taken all corporate action required to make all the obligations of the Company reflected herein the valid and enforceable obligations they purport to be. This Note is a direct, general and unconditional obligation of the Company and constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(c)       Other than as may be required under applicable securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the issuance of this Note or the securities that may be issuable upon conversion of the Maturity Date Payment.

5.2       The Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

5.3       This Note constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

5.4       Holder acknowledges that this Note is issued to Holder in reliance upon Holder’s representation to the Company that the Interest Shares that may be issuable upon the conversion of the Maturity Date Payment will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Interest Shares.

5.5       Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to make the loan evidenced by this Note. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Note.

6.       REMEDIES.

6.1       Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)       Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable;

(b)       Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 6.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(c)       The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(d)       The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

(e)       The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company.

6.2       Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest through the date the Note is paid in full.

6.3       Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.       MISCELLANEOUS.

7.1       Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

7.2       Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided in the books and records of the Company or, if to the Company, to its principal office.

7.3       Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

7.4       Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

7.5       Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

7.6       Amendments. This Note may be amended or waived only with the written consent of the Company and the Holder.

7.7       Force Majeure. Neither party shall be liable for its failure to perform hereunder due to any occurrence beyond its reasonable control, including acts of God; pandemics; fires; floods; wars and acts of war; earthquakes; natural disasters; hurricanes, tornadoes and similar events; adverse weather conditions of atypical severity or duration; mass quarantines; acts or threats of terrorism; rioting; sabotage; accidents; labor disputes or shortages; strikes; actions (or inaction when action is required) of governmental authorities; governmental laws, ordinances, rules, and regulations, whether valid or invalid; and any other similar occurrence. The party whose performance is prevented by any such occurrence shall notify the other party thereof in writing as soon as is reasonably possible after the commencement of such occurrence, and shall promptly give written notice to the other party of the cessation of such occurrence. The party affected by such occurrence shall use reasonable commercial efforts to remedy or remove such event of force majeure as expeditiously as possible.

7.8       No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

7.9       Assignment; Binding Effect. This Note may be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

[Signature on the Following Page]

In Witness Whereof, the parties have caused this Note to be signed by its duly authorized officer on the date hereinabove written.

Bionik Laboratories Corp.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	CEO

Celeste Management

By:	/s/ Dimitri Boulanger
Name:	Dimitri Boulanger
Title:	CEO

Signature Page to Promissory Note